SOUTHWEST AIRLINES ANNOUNCES LEADERSHIP UPDATES DALLAS—May 1, 2024—Southwest Airlines Co. (NYSE: LUV) announced today that Executive Vice President & Chief Legal & Regulatory Officer & Corporate Secretary Mark Shaw has decided to move to an Executive Advisor role, effective June 1. Shaw joined Southwest Airlines® nearly 24 years ago. Throughout his career, he’s guided the Company and its Board of Directors through complex legal challenges from acquiring AirTran Airways and parent AirTran Holdings to the numerous policy and regulatory issues during the COVID-19 pandemic, including leading the legal aspects of multiple financings and the Company’s participation in the Payroll Support Program under the CARES Act. With Shaw’s transition, Senior Vice President & Chief Corporate Affairs Officer Jason Van Eaton is promoted to Executive Vice President, Chief Regulatory & Corporate Affairs Officer, effective June 1. In this role, Van Eaton’s duties will include legislative and regulatory policy oversight, airline airport relationships management, facility construction and maintenance, corporate security, and real estate planning. He’ll oversee the Company’s Airport Affairs, Facilities, Governmental Affairs, Legal, and Real Estate Departments. Van Eaton joined Southwest® in May 2015 and was named Senior Vice President & Chief Corporate Affairs Officer in 2018. Before landing at Southwest, he held positions in the U.S. Senate for 13 years before founding a consulting services company he managed for eight years. Van Eaton received his bachelor’s degree from Texas Christian University. Additionally, Vice President Legal—Corporate & Transactions Jeff Novota is promoted to Vice President General Counsel & Corporate Secretary, effective June 1. In this role, Novota will lead Southwest’s Legal Department, overseeing all legal functions across various practice areas, including corporate governance, securities, compliance, commercial transactions, Leadership Announcement

2 general corporate, labor and employment, and litigation matters. He’ll also provide legal advice and strategic guidance to the Company’s Senior Management Committee and Board of Directors. Before joining Southwest in 2011, Novota was a practicing attorney at a Chicago law firm, concentrating on transportation finance and regulatory matters. He received his J.D. from Indiana University and his Bachelor of Science from Purdue University. He also holds an FAA commercial multi-engine pilot certificate. “We appreciate Mark’s many years of dedicated service at Southwest, and we’re delighted he’ll continue to serve as an Executive Advisor. Mark’s trusted counsel and Leadership helped us navigate many triumphs and challenges throughout his career,” said Southwest Airlines President & Chief Executive Officer Bob Jordan. “As Jason and Jeff step into their new roles, the proven expertise and extensive experience they each possess, along with Mark’s continued guidance, will result in a seamless and successful transition.” ABOUT SOUTHWEST AIRLINES CO. Southwest Airlines Co. operates one of the world’s most admired and awarded airlines, offering its one-of-a-kind value and Hospitality at 121 airports across 11 countries. Southwest took flight in 1971 to democratize the sky through friendly, reliable, and low-cost air travel and now carries more air travelers flying nonstop within the United States than any other airline1. Based in Dallas and famous for an Employee-first corporate Culture, Southwest maintains an unprecedented record of no involuntary furloughs or layoffs in its history. By empowering its more than 74,0002 People to deliver unparalleled Hospitality, the maverick airline cherishes a passionate loyalty among more than 137 million Customers carried in 2023. That formula for success brought industry-leading prosperity and 47 consecutive years3 of profitability for Southwest Shareholders (NYSE: LUV). Southwest leverages a unique legacy and mission to serve communities around the world including harnessing the power of its People and Purpose to put communities at the Heart of its success. Learn more by visiting Southwest.com/citizenship. As the airline with Heart, Southwest has set a goal to work toward achieving net zero carbon emissions by 20504. Southwest has also set near-term targets and a three-pillar strategy to achieve its environmental goals. Learn more by visiting Southwest.com/planet. 1Based on U.S. Dept. of Transportation quarterly Airline Origin & Destination Survey since Q1 2021 2Fulltime-equivalent active Employees 31973-2019 annual profitability

3 4 Our net zero by 2050 goal includes Scope 1, Scope 2, and Scope 3 Category 3 emissions only and excludes any emissions associated with non-fuel products and services, such as inflight service items. Media Contacts: Visit the Southwest Newsroom at swamedia.com for multimedia assets and other Company news. Media Relations Team: 214-792-4847, option 1 # # #